INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 6 to Form SB-2 on Form S-1 of our report dated August 19, 2004 relating to the combined financial statements of Ronco Inventions, LLC and Affiliated Companies, as of December 31, 2003 and for the year then ended, which appears in such Prospectus.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ VELAH Group LLP

VELAH Group LLP
Los Angeles, California

March 24, 2006